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                                                                      Exhibit 23



                         CONSENT OF INDEPENDENT AUDITORS





We consent to the incorporation by reference in the Registration Statement (Post-effective Amendment No. 1 to Form S-8 No. 033-56661) pertaining to the Northshore Mining Company and Silver Bay Power Company Retirement Savings Plan of our reports (a) dated February 13, 1997, with respect to the consolidated financial statements and schedule of Cleveland-Cliffs Inc and consolidated subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 1996, and (b) dated June 20, 1996 with respect to the financial statements and schedules of the Northshore Mining Company and Silver Bay Power Company Retirement Savings Plan included in the Plan's Annual Report (Form 11-K) for the year ended December 31, 1995, both filed with the Securities and Exchange Commission.



                                                               ERNST & YOUNG LLP





Cleveland, Ohio
June 17, 1997